                                                                    Exhibit 10.1
                                                                    ------------

                              EMPLOYMENT AGREEMENT
                              --------------------

        EMPLOYMENT AGREEMENT made as of this 18th day of June, 1996 by and between SOFTKEY INTERNATIONAL, INC., a Delaware corporation (the "Corporation"), and Les Schmidt (the "Employee").

        WHEREAS the Corporation desires to employ the Employee in the position of Chief Operating Officer or a position with similar responsibilities, and the Employee wishes to be so employed by the Corporation; and

        WHEREAS the Corporation and the Employee acknowledge that the compensation and benefits payable hereunder are reasonable having regard to all of the circumstances of the Employee's prospective employment with the Corporation;

        NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   EMPLOYMENT

1.1 EMPLOYMENT AND POSITION. Effective as of the date hereof and for the Term (as defined in Section 3.1 herein), the Corporation hereby employs the Employee in the capacity of Chief Operating Officer, and the Employee hereby accepts such employment, all on and pursuant to the terms and conditions set out herein.

1.2 DUTIES AND RESPONSIBILITIES. During the Term, the Employee shall report and be responsible directly to the Chief Executive Officer of the Corporation or to such other officer as the Chief Executive Officer or Board of Directors of the Corporation (the "Board") may designate, and shall have such powers and duties as may from time to time be prescribed by the Chief Executive Officer or such other officer to whom the Employee may then report. Notwithstanding the foregoing, it is expressly understood and agreed that the Board may at any time give any other person authority equivalent or superior to that of the Employee if, in the reasonable judgment of the Board such a change is advisable under the circumstances.

1.3 FULL TIME AND ATTENTION. The Employee shall well and faithfully serve the Corporation and its subsidiaries and shall devote his full business time and attention to the business and affairs of the Corporation and its subsidiaries and the performance of his duties and responsibilities hereunder; PROVIDED, HOWEVER, that the Employee may participate in other business ventures and activities from time to time which do not interfere with his duties hereunder, including without limitation (a) serving on corporate boards with the approval of the Corporation, (b) serving on civic or charitable boards or committees, (c) delivering lectures or fulfilling speaking engagements and (d) managing personal investments.

1.4 PROHIBITED INTERESTS. Neither the Employee nor any member of his immediate family shall purchase or hold an interest in any company doing business with the Corporation (other than as a customer of the Corporation) or competing with the Corporation other than ownership of not more than two percent (2%) of the securities of any corporation or other entity which are traded on a national securities exchange or market, except for those interests to which the Corporation has given its prior written consent.

1.5 LOCATION. The Employee acknowledges that his regular place of work shall be Fremont, California or such other location where offices of the Corporation shall be located, except as may be otherwise required in connection with the performance by the Employee of his duties and responsibilities hereunder; PROVIDED; HOWEVER, that the Employee shall not be required to move beyond a reasonable commuting distance from the San Francisco Bay area.

                                   ARTICLE II
                            REMUNERATION AND BENEFITS

2.1 ANNUAL BASE SALARY. Effective as of the date hereof and for each year of employment during the Term (an "Employment Year"), the Corporation shall pay to the Employee an annual base salary (the "Annual Base Salary") of not less than $280,000. The Annual Base Salary shall be payable twice monthly on the 15th and last days of each calendar month in each Employment Year in equal installments or in such other regular installments as the Corporation may pay its employees from time to time. During the Term (as defined herein) the Annual Base Salary shall be reviewed for possible increases at least annually.

2.2 BENEFITS. The Corporation shall provide to the Employee benefits consistent with benefits provided under the existing benefit plans, practices, programs and policies of the Corporation in effect for executive officers from time to time during the Term. For purposes of determining length of service to the Corporation in connection with any such plan, the Corporation shall give full credit for the term of the Employee's employment with The Learning Company.

2.3 VACATION. The Employee shall be entitled to paid vacation in accordance with the Corporation's vacation policy, as the same may be in effect from time to time; provided, however that the Employee shall be entitled to at least five weeks of paid vacation per year.

2.4 BONUS. In addition to the Annual Base Salary, the Employee shall be eligible to receive a targeted annual cash bonus of $140,000, payable in quarterly installments, based upon the Corporation's cash flow per share pursuant to a plan to be agreed upon by the Corporation's Compensation Committee (the "Compensation Committee") for the Corporation's Chief Executive Officer, President and Chief Operating Officer.

2.5 EXPENSES. During the Term the Corporation will reimburse the Employee for all normal and customary expenses incurred by the Employee in carrying out his duties under this Agreement, provided that the Employee complies with the policies, practices and procedures of the Corporation for submission of expense reports, receipts or other similar documentation of such expenses.

                                   ARTICLE III
                              TERM AND TERMINATION

3.1 TERM. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall have a term of two years from the effective date hereof, as the same is first set forth above (the "Term"). On the expiration of the Term and on each anniversary of the expiration of the Term this Agreement shall automatically renew for an additional one year period (each of which renewal periods shall form part of the Term) unless the Corporation notifies the Employee in writing two months in advance of the expiration of the Term, or any subsequent anniversary thereof, that the Corporation does not wish to further extend this Agreement.

3.2     TERMINATION FOR JUST CAUSE.

        (a) The Corporation may terminate the employment of the Employee hereunder at any time for Just Cause, such termination to be communicated by the Corporation to the Employee by written notice. For the purposes hereof, "Just Cause" means a determination by the Board, in the exercise of its reasonable judgment and after permitting the Employee a reasonable opportunity to be heard, that any of the following has occurred:

                (i) the willful and continued failure by the Employee to perform his duties and responsibilities with the Corporation under this Agreement (other than any such failure resulting from his incapacity due to physical or mental illness or disability) after written notice from the Board of Directors (it being understood that this standard is intended to assure the Corporation of the reasonable attendance, efforts and good faith business attention of the Employee to his duties on behalf of the Corporation, but may not be relied upon by the Corporation to terminate the Employee solely based upon the operating performance of the Corporation);

                (ii) the willful engaging by the Employee in any act which is materially injurious to the Corporation, financial or otherwise unless such act is cured in all material respects within thirty days of written notice of such acts by the Corporation;

                (iii) the conviction of the Employee of a criminal offense involving fraud, dishonesty or other moral turpitude; or

                (iv) the engaging by the Employee in any intentional act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the Employee at the Corporation's expense.

Any act or failure to act based upon direction given by the Board of Directors or the advice of counsel for the Corporation shall not be considered "willful" hereunder.

        (b) Upon the termination of the Employee's employment for Just Cause, the Employee shall not be entitled to any severance, termination or other compensation payment other than compensation earned by the Employee before the date of termination of employment (including quarterly bonus payments based upon the average quarterly bonus paid to the Employee during the twelve months preceding such termination calculated pro rata up to and including the date of termination), together with any amount to which the Employee may be entitled under the provisions of applicable employment legislation in force at the date of termination of the Employee's employment.

3.3     TERMINATION WITHOUT JUST CAUSE OR FOR GOOD REASON.

        (a) The Corporation may terminate the employment of the Employee hereunder at any time without Just Cause, such termination to be communicated by the Corporation to the Employee by at least 30 days prior written notice. In addition, the Employee may terminate his employment for Good Reason, such termination to be communicated by the Employee to the Corporation by written notice. For purposes of this Agreement, "Good Reason" shall mean (i) a substantial adverse alteration in the nature or status of the Employee's responsibilities with the Corporation, (ii) any purported termination of the Employee's employment which is not effected in accordance with this Agreement (which purported termination shall not be effective), (iii) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5.5 hereof or (iv) any material breach by the Corporation of this Agreement, including without limitation Section 1.5 hereof. The Employee's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness or disability. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

        (b) Upon the termination of the Employee's employment without Just Cause or for Good Reason, the Corporation shall have the following obligations:

                (i) if not theretofore paid, the Corporation shall pay to or to the order of the Employee within 10 days after the date of termination of the Employee's employment hereunder the fraction of the Annual Base Salary then in effect hereunder earned by or payable to the Employee hereunder from the beginning of the then current Employment Year to the date of termination (less any deductions required by law);

                (ii) the Corporation shall pay to or to the order of the Employee, in equal installments over an eighteen month period, as compensation for the Employee's loss of employment, an amount equal to one and one-half times the Annual Base Salary and bonuses pursuant to
        Section 2.4 hereof paid to
        the Employee during the twelve month period immediately preceding such termination (less any deductions required by law);

                (iii) the Corporation shall pay to the Employee all outstanding and accrued regular and special vacation pay, if any, to the date of termination;

                (iv) the Corporation will continue to provide to the Consultant medical and health insurance for such eighteen month period upon the same terms made available to employees of the Corporation generally, for which the Employee shall contribute to the cost of such insurance premiums at contribution levels required of employees of the Corporation generally; and

                (v) the Corporation will indemnify the Employee for any taxes incurred by the Employee pursuant to Section 4999(a) of the Internal Revenue Code of 1986, as amended, as a result of such termination. The Corporation and the Employee agree to use their respective reasonable efforts to minimize any taxes pursuant to Section 4999(a) payable as a result of such termination.

3.4     TERMINATION UPON DEATH OR DISABILITY.

        a) The Corporation may terminate the employment of the Employee hereunder at any time forthwith upon the death or permanent disability of the Employee, such termination to be communicated by written notice given by the Corporation to the Employee or, in the event of the death of the Employee, to his personal representative or his estate. The Employee shall be considered to have become permanently disabled if in any period of 12 consecutive months during the Term, because of ill health, physical or mental disability, or for other causes beyond the control of the Employee, the Employee has been or is reasonably likely to be continuously unable or unwilling or has failed to perform his duties and responsibilities hereunder for 120 consecutive days, or if, during any period of 12 consecutive months during the Term, the Employee has been unable or unwilling or has failed to perform his duties and responsibilities hereunder for a total of 180 days, consecutive or not; provided, however, that if the Corporation terminates the employment of the Employee because it determines the Employee is reasonably likely to be unable or unwilling to perform his duties as set forth above, if the Employee in fact returns to work during the applicable period his salary and any bonus shall be paid to him retroactively from the date of such termination.

        b) On termination of the Employee's employment as a result of the Employee's death or as a result of the Employee having become permanently disabled, the Corporation shall pay to the Employee or his personal representative on behalf of the estate of the Employee, within 10 days after date of termination of the Employee's employment, (i) all outstanding and accrued regular and special vacation pay, if any, to the date of termination and
(ii) the fraction of the Annual Base Salary then in effect hereunder and not otherwise paid by the Corporation to the Employee as of the date of termination (including quarterly bonus payments based upon the average quarterly bonus paid to the Employee during the twelve months preceding such termination calculated pro rata up to and including the date of termination) (less any deductions required by law).

3.5     VOLUNTARY TERMINATION BY EMPLOYEE FOR OTHER THAN GOOD REASON.

        (a) The Employee may, upon three months' prior written notice to the Corporation, voluntarily terminate his employment hereunder for other than Good Reason.

        (b) Upon the voluntary termination by the Employee of his employment hereunder for other than Good Reason at any time hereunder, if not theretofore paid, the Corporation shall pay to or to the order of the Employee within 10 days after the date of voluntary termination of the Employee's employment hereunder the fraction of the Annual Base Salary then in effect hereunder earned by or payable to the Employee hereunder from the beginning of the then current Employment Year to the date of termination (including quarterly bonus payments based upon the average quarterly bonus paid to the Employee during the twelve months preceding such termination calculated pro rata up to and including the date of termination) (less any deductions required by law).

        (c) The several payments and other obligations of the Corporation described in this Section 3.5 are the only severance, compensation or termination payments or benefits that the Employee will receive in the event of the voluntary termination of his employment for other than Good Reason as contemplated by this Section 3.5.

3.6 RETURN OF PROPERTY. Upon the termination of the employment of the Employee hereunder, regardless of the reason therefor, the Employee will immediately deliver or cause to be delivered to the Corporation all books, documents, effects, money, securities, equipment or other property (including manuals, computer disks and software products) belonging to the Corporation, or for which the Corporation is liable to others, which are in the possession, charge or custody of the Employee. The Employee agrees not to make for personal or business use or for the use of any other party any reproductions or copies of any such books, documents, effects or other property belonging to the Corporation or for which the Corporation is liable to others.

                                   ARTICLE IV
                                     GENERAL

4.1 CONFIDENTIAL INFORMATION. The Employee shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation and its subsidiaries and their respective businesses which shall have been obtained by the Employee during the Employee's employment by the Corporation and which shall not be or become public knowledge (other than by acts of the Employee or representatives of the Employee in violation of this Agreement). If the employment of the Employee hereunder is terminated for any reason, the Employee shall not, without the prior written consent of the Corporation or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to any person other than the Corporation and those persons designated by it (other than any information which the Employee is advised by counsel in writing is required to be disclosed pursuant to applicable law, regulation or statute; provided that prior to any such disclosure by the Employee, the Employee shall give the Corporation as much advance notice as is practicable in order to contest such disclosure).

4.2 EQUITABLE RELIEF. The Employee acknowledges that a breach of the restrictions contained in Section 4.1 hereof will cause irreparable damage to the Corporation, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Employee and the Corporation agree that if the Employee breaches or attempts to breach any of the restrictions contained in Section 4.1 hereof, then the Corporation shall be entitled to temporary or permanent injunctive relief with respect to any such breach or attempted breach (in addition to any other remedies, at law or in equity, as may be available to the Corporation), without posting bond or other security.

4.3 RESIGNATIONS. If the employment of the Employee hereunder is terminated in accordance with the terms of this Agreement, the Employee shall tender his resignation from all positions he may hold as an officer or director of the Corporation or any of its subsidiaries.

4.4 MITIGATION. The Employee shall have no duty to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer after the date of termination of the Employee's employment with the Corporation, or otherwise.

4.5 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered personally or mailed by prepaid registered mail addressed as follows:

                (a)  in the case of the Corporation, to:

                             SoftKey International Inc.
                             One Athenaeum Street
                             Cambridge, Massachusetts 02142
                                    Attention:  Chief Executive Officer

                (b)  in the case of the Employee, to:

                             Les Schmidt
                             P.O. Box 595
                             Diablo, CA 94528

or to such other address as the parties may from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or, if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee.

4.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the employment relationship contemplated hereby and cancels and supersedes all prior understandings and agreements between the parties with respect thereto, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

4.7 SUCCESSORS AND ASSIGNS. Neither the Employee nor the Corporation may assign its rights hereunder to another person without the consent of the other; provided, however, that the Corporation may assign its rights hereunder to a successor corporation which acquires (whether directly or indirectly, by purchase, arrangement, merger, consolidation, dissolution or otherwise) all or substantially all of the business or assets of the Corporation and expressly assumes and agrees to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place and provided that such successor shall reasonably be able to perform all of its obligations under this Agreement. As used in this Agreement, the term "Corporation" shall mean the Corporation (as herein defined) and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

4.8 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Employee and his personal representatives and upon the Corporation and its successors and permitted assigns.

4.9 FURTHER ASSURANCES. Each of the Corporation and the Employee agrees to execute all such documents and to do all such acts and things as the other party may reasonably request and as may be lawful and within its power to do or to cause to be done in order to carry out or implement in full the provisions and intent of this Agreement.

4.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the federal laws of the United States of America applicable therein. Each of the parties assents to the jurisdiction of the courts of the State of California to hear any action, suit or proceeding arising in connection with this Agreement.

4.11 WAIVER OF RIGHTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by the party against whom the same is sought to be enforced and no failure by any party to enforce any of its rights hereunder shall, except as aforesaid, be deemed to be a waiver of such right. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed to be a waiver of a similar or dissimilar provision hereof at the same or at any prior or subsequent time.

                IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date and year first above written.


                                        /S/ Les Schmidt
                                        ------------------------------
                                        LES SCHMIDT

                                        SOFTKEY INTERNATIONAL INC.


                                        By: /S/ Michael J. Perik
                                            --------------------------
                                            Michael J. Perik
                                            Chief Executive Officer